Exhibit 10.39

KONTOOR BRANDS 401(K) SAVINGS PLAN

KONTOOR BRANDS, INC. AUTHORIZED OFFICER’S RESOLUTIONS

AMENDMENT NO. 7

    WHEREAS, pursuant to Section XV, Subsection (1) of the Kontoor Brands 401(k) Savings Plan (the “Plan”), Kontoor Brands, Inc, a North Carolina corporation (the “Company”), has reserved the right to amend or modify the Plan from time to time, by action of its authorized officer; and

    WHEREAS, Kontoor Brands, Inc. Retirement Plans Committee (the “Committee”) is the plan administrator of the Plan; and

    WHEREAS, the Company desires to amend the Plan to eliminate the cash distribution option with respect to dividends paid on shares of Company Stock allocated to a Participant’s Account under the Plan effective with respect to dividends paid to the Plan on and after March 1, 2021; and

    WHEREAS, pursuant to Section XIV, Subsection (2) of the Plan, the Company has delegated to its Senior Vice President-Chief Human Resources Officer the authority and responsibility to perform, undertake, decide and implement the Company’s “settlor” functions and decisions with respect to and under the Plan.

    NOW, THEREFORE, BE IT RESOLVED: Section VI, Subsection (1) of the Plan is hereby amended by adding the following new material to the end of the fourth paragraph thereof:

“Notwithstanding the foregoing provisions, the election to receive a cash distribution of dividends paid to the Plan as described in the immediately preceding paragraph shall only apply to dividends paid to the Plan prior to March 1, 2021. Dividends paid by the Company on or after March 1, 2021 with respect to shares of Company Stock allocated to a Participant’s Account shall be reinvested for the Participant in Company Stock in the Company Stock Fund or the Company ESOP Stock Fund, as applicable.”

    FURTHER RESOLVED: The foregoing amendments shall be effective as of January 1, 2021.

FURTHER RESOLVED: The provisions of the Plan are hereby modified to conform with this Plan Amendment, but in all other respects the provisions of the Plan are to be and shall remain in full force and effect.

FURTHER RESOLVED: The Committee shall be, and hereby is, authorized and directed to take such action as may be necessary and appropriate to carry out and implement this Plan Amendment and these resolutions.

FURTHER RESOLVED:    All of the acts of all of the officers and employees of the Company and the members and representatives of the Committee, whether heretofore or hereafter taken or done, which are in conformity with the intent and purposes of these resolutions, shall be and the same hereby are, in all respects ratified, approved and confirmed.

IN WITNESS WHEROF, the Company has caused these Authorized Officer’s Resolutions to be adopted and executed by its duly authorized officer on December 31, 2020.

    KONTOOR BRANDS, INC.

    By:     /s/ Scott Shoener
        Scott Shoener
Executive Vice President-Chief Human
Resources Officer

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